SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2003

Nektar Therapeutics

(Exact name of registrant as specified in its charter)

Delaware	000-23556	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Industrial Road, San Carlos, CA	94070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Inhale Therapeutic Systems, Inc.

(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure

Effective January 15, 2003 at 12:01 a.m., the registrant changed its corporate name from Inhale Therapeutic Systems, Inc. to Nektar Therapeutics (the “Company”).  Further, effective January 15, 2003, the Company changed its trading symbol on the Nasdaq Stock Market from “INHL” to “NKTR”.

The Company effected the corporate name change by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, pursuant to which a wholly owned subsidiary of the Company merged with and into the Company (the “Merger”).  A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.  The Company is the surviving corporation in the Merger.

As a result of the corporate name change, the Company revised its specimen common stock certificate.  A copy of which is attached hereto as Exhibit 4.1.

Item 7.    Financial Statements and Exhibits

(a)           Financial Statements of business acquired.

                Not applicable.

(b)           Pro forma financial information.

                Not applicable.

(c)           Exhibits.

Exhibit Number	Description
3.1	Certificate of Ownership and Merger of registrant

4.1	Specimen common stock certificate of registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INHALE THERAPEUTIC SYSTEMS, INC.

Dated: January 23, 2003	By:	/s/ Brigid A. Makes
Brigid A. Makes
Chief Financial Officer, Vice President of Finance and Administration and Assistant Secretary (Principal Financial and Accounting Officer)